Exhibit 10.26

NOMINATING, OBSERVER AND SECONDMENT AGREEMENT

THIS NOMINATING, OBSERVER AND SECONDMENT AGREEMENT (this “Agreement”), dated as of September 27, 2021, is by and between Thorne HealthTech, Inc., a Delaware corporation (the “Company”), Kirin Holding Company, Limited (“Kirin”) and Mitsui & Co., Ltd. (“Mitsui”, and together with Kirin, the “Stockholders” and each a “Stockholder”).

WHEREAS, on July 16, 2021 the Company publicly filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, a registration statement on Form S-1 relating to the IPO of shares of Common Stock of the Company;

WHEREAS, pursuant to the Company’s Fourth Amended and Restated Stockholder Agreement dated July 5, 2018 (the “Stockholder Agreement”), each of Kirin and Mitsui has appointed two members of the Board of Directors of the Company;

WHEREAS, the Stockholder Agreement will terminate in accordance with its terms upon the closing of the IPO;

WHEREAS, each of Kirin and Mitsui currently owns or beneficially owns shares of Common Stock of the Company; and

WHEREAS, the Company and each of Kirin and Mitsui desire to, amongst other things, provide for the nomination of an appointee of Kirin and an appointee of Mitsui to the Board of Directors for election and re-election to the Board of Directors following the termination of the Stockholder Agreement and after the Company has completed the IPO.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” has the meaning given to that term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(b) “Board of Directors” means the Board of Directors of the Company.

(c) “Bylaws” means the Bylaws of the Company, as may be amended, restated or otherwise modified from time to time.

(d) “Common Stock” means shares of the Company’s Common Stock, par value $0.01 per share.

(e) “Election Meeting” means any annual or special meeting of the Company’s stockholders at which directors are to be elected.

(f) “Governing Documents” means the Company’s certificate of incorporation, bylaws, or similar governing documents.

(g) “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended.

(h) “Necessary Action” means, with respect to a specified result, all commercially reasonable actions, to the fullest extent permitted by applicable law, necessary to cause such result, including, without limitation: (a) voting or providing a written consent or proxy with respect to the Company’s Common Stock; (b) causing the adoption of amendments to the Governing Documents; (c) executing agreements and instruments; (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (e) causing members of the Board of Directors, subject to any fiduciary duties that such members may have as directors of the Company, to act in a certain manner, including causing members of the Board of Directors or any nominating and governance committee of the Board of Directors to recommend the appointment of any Kirin Designee or Mitsui Designee as provided by this Agreement.

(i) “Subsidiary” means, with respect to the Company, without duplication, any corporation, limited liability company, partnership, association, other business entity, or joint venture or joint venture arrangement, of which (a) if a corporation, at least fifty percent (50%) of the total voting power of the capital stock of such corporation entitled to vote (without regard to the occurrence of any contingency) in the election of directors, managers, or trustees thereof is at the time in question owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (b) if a limited liability company, partnership, association, other business entity (other than a corporation), or joint venture or joint venture arrangement, at least fifty percent (50%) of the membership, partnership or other ownership interests or units thereof are at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof, and for this purpose, a specified person or persons shall be deemed to own a majority ownership interest in such a business entity (other than a corporation) if the Company or its direct or indirect Subsidiaries are allocated a majority of such business entity’s gains or losses, or control any managing member, managing director or general partner of such business entity (other than a corporation).

(j) “Tecton” means Tecton, LLC.

2. Kirin Board Representation.

(a) Resignation. Kirin shall cause one of its current nominees appointed to the Board of Directors to resign prior to the closing of the IPO.

(b) Nomination. Subject at all times to Sections 2(c) and 9(m) herein, as long as Kirin continues to hold at least 50% of the shares of Common Stock Kirin holds as of the date of this Agreement (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares of Common Stock) (the “Kirin Nomination Requirement”) the Company shall take Necessary Action to support the nomination of, and cause the Board of Directors (or the nominating committee thereof) to recommend and include in the slate of nominees recommended to the Company’s stockholders for election as directors of the Company at each Election Meeting, one (1) person designated at any time and from time to time by Kirin (the “Kirin Designee”) to the Board of Directors as a director; provided that, the Company shall have no obligation to support the nomination of or cause the Board of Directors to include in the slate of nominees recommended to the Company’s stockholders for election as directors of the Company a Kirin Designee if Kirin already has a Kirin Designee serving as a director on the Board of Directors at the time of the Election Meeting and the term(s) of such Kirin Designee as a director on the Board of Directors does not expire at such Election Meeting. Kirin will provide the Company, in writing, the information about any Kirin Designee that is reasonably required by applicable law promptly after the Company requests such information from Kirin, and will cause any Kirin Designee to submit on a timely basis to the Company a completed and executed questionnaire in the form that the Company provides to its outside directors generally.

(c) Nominee Objection. Notwithstanding the provisions of Section 2(b), Kirin shall not be entitled to designate any person as a nominee to the Board of Directors if a majority of the members of the Board of Directors who were not nominated by, and are not affiliated with, Kirin or Mitsui (the “Disinterested Directors”) reasonably and in good faith determines, after consultation with the Company’s outside legal counsel, that such person would not be qualified to serve as a director of the Company under any applicable law (including requirements of fiduciary duties under applicable law), rule or regulation, rule of the stock exchange on which the Company’s shares are listed, the Bylaws or any Company corporate governance policies or guidelines previously approved by the Board of Directors. The Company shall notify Kirin as soon as reasonably practicable of any objection to a Kirin Designee pursuant to this Section 2(c) as to enable Kirin to propose a replacement Kirin Designee in accordance with the terms of this Agreement. Kirin shall use reasonable best efforts to propose a Kirin Designee sufficiently in advance of the date on which the proxy materials are to be mailed by the Company in connection with an Election Meeting to allow for inclusion of a Kirin Designee in such proxy materials.

(d) Nominee Replacement Requirements. For so long as Kirin meets the Kirin Nomination Requirement, in the event that a Kirin Designee resigns from his or her seat on the Board of Directors or is removed or otherwise fails to become or ceases to be a director for any reason, the vacancy will be filled by the election or appointment of another Kirin Designee nominated by Kirin as soon as reasonably practicable in compliance with applicable laws, rules and regulations and the terms of this Agreement (the “Kirin Successor Designee”). Kirin will provide the Company, in writing, the information about any Kirin Successor Designee that is reasonably required by applicable law promptly after the Company requests such information from Kirin, and will cause any Kirin Successor Designee to submit on a timely basis to the Company a completed and executed questionnaire in the form that the Company provides to its outside directors generally. Any Kirin Successor Designee must (a) be qualified to serve as a member of the Board of Directors under all applicable corporate governance policies or guidelines of the Company and the Board of Directors and applicable legal, regulatory and stock market requirements; (b) meet the independence requirements with respect to the Company of the listing rules of The NASDAQ Stock Market LLC or any successor thereto; and (c) be reasonably acceptable to the members of the Board of Directors in the good faith exercise of their fiduciary duties. If any Kirin Successor Designee does not meet the requirements of this Section 2(d), then Kirin may designate another person as the Kirin Successor Designee until an acceptable designee is found. Upon becoming a member of the Board of Directors, the Kirin Successor Designee will succeed to all of the rights and privileges, and will be bound by the terms and conditions, of the Kirin Designee under this Agreement.

(e) Conditions. Kirin understands that, as a condition to the appointment of the Kirin Designee, the Company may require the Kirin Designee to agree in writing, during the term of any service as a director of the Company, to (a) comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee members of the Board of Directors, including, without limitation, the Company’s code of conduct, insider trading policy, Regulation FD policy, related party transactions policy and corporate governance guidelines, in each case as previously approved by the Board of Directors and as amended from time to time; and (b) keep confidential and not publicly disclose discussions and matters considered in meetings of the Board of Directors and its committees or other confidential information of the Company that the Kirin Designee receives from the Company, unless previously disclosed publicly by the Company, and Kirin shall cause the Kirin Designee to comply with any such agreement; provided, that notwithstanding anything herein to the contrary, the Kirin Designee may, to the extent not prohibited by antitrust, competition or any other applicable law, disclose confidential information (i) to its or Kirin’s attorneys, accountants, and other professionals (the “Kirin Agents”) to the extent necessary to obtain their services in connection with monitoring Kirin’s investment or interest in the Company, provided such persons are subject to professional duties of confidentiality and non-use or agree to be bound by confidentiality and non-use restrictions with respect to the confidential information of the Company at least as restrictive as those applicable to the Kirin Designee and (ii) to employees of Kirin (the “Kirin Employees”) to the extent necessary to monitor Kirin’s investment or interest in the Company, provided that the Kirin Designee informs such person that such information is confidential and such person agrees to be bound by confidentiality and non-use restrictions with respect to the confidential information at least as restrictive as those applicable to the Kirin Designee. Furthermore, Kirin (x) agrees that it shall be liable for any damage, loss or liability arising from disclosure of Company confidential information by Kirin Agents and Kirin Employees and (y) agrees not to use the confidential information in a manner that would negatively impact the Company.

(f) Committees. Subject to applicable laws and stock exchange regulations, for so long as Kirin meets the Kirin Nomination Requirement, the Board of Directors will take Necessary Action to appoint the Kirin Designee to each standing committee of the Board of Directors, except for the Audit Committee.

(g) Initial Director. The initial Kirin Designee shall be Toru Yoshimura who shall initially be elected as a Class III director with a term expiring at the Company’s Annual Meeting of Stockholders in respect of the fiscal year ending December 31, 2024.

3. Mitsui Board Representation.

(a) Resignation. Mitsui shall cause one of its current nominees appointed to the Board of Directors to resign prior to the closing of the IPO.

(b) Nomination. Subject at all times to Sections 3(c) and 9(m) herein, as long as Mitsui continues to hold at least 50% of the shares of Common Stock Mitsui holds as of the date of this Agreement (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares of Common Stock) (the “Mitsui Nomination Requirement”) the Company shall take Necessary Action to support the nomination of, and cause the Board of Directors (or the nominating committee thereof) to recommend and include in the slate of nominees recommended to the Company’s stockholders for election as directors of the Company at each Election Meeting, one (1) person designated at any time and from time to time by Mitsui (the “Mitsui Designee”) to the Board of Directors as a director; provided that, the Company shall have no obligation to support the nomination of or cause the Board of Directors to include in the slate of nominees recommended to the Company’s stockholders for election as directors of the Company a Mitsui Designee if Mitsui already has a Mitsui Designee serving as a director on the Board of Directors at the time of the Election Meeting and the term(s) of such Mitsui Designee as a director on the Board of Directors does not expire at such Election Meeting. Mitsui will provide the Company, in writing, the information about any Mitsui Designee that is reasonably required by applicable law promptly after the Company requests such information from Mitsui, and will cause any Mitsui Designee to submit on a timely basis to the Company a completed and executed questionnaire in the form that the Company provides to its outside directors generally.

(c) Nominee Objection. Notwithstanding the provisions of Section 3(b), Mitsui shall not be entitled to designate any person as a nominee to the Board of Directors if a majority of the Disinterested Directors reasonably and in good faith determines, after consultation with the Company’s outside legal counsel, that such person would not be qualified to serve as a director of the Company under any applicable law (including requirements of fiduciary duties under applicable law), rule or regulation, rule of the stock exchange on which the Company’s shares of Common Stock are listed, the Bylaws or any Company corporate governance policies or guidelines previously approved by the Board of Directors. The Company shall notify Mitsui as soon as reasonably practicable of any objection to a Mitsui Designee pursuant to this Section 3(c) as to enable Mitsui to propose a replacement Mitsui Designee in accordance with the terms of this Agreement. Mitsui shall use reasonable best efforts to propose a Mitsui Designee sufficiently in advance of the date on which the proxy materials are to be mailed by the Company in connection with an Election Meeting to allow for inclusion of a Mitsui Designee in such proxy materials.

(d) Nominee Replacement Requirements. For so long as Mitsui meets the Mitsui Nomination Requirement, in the event that a Mitsui Designee resigns from his or her seat on the Board of Directors or is removed or otherwise fails to become or ceases to be a director for any reason, the vacancy will be filled by the election or appointment of another Mitsui Designee nominated by Mitsui as soon as reasonably practicable in compliance with applicable laws, rules and regulations and the terms of this Agreement (the “Mitsui Successor Designee”). Mitsui will provide the Company, in writing, the information about any Mitsui Successor Designee that is reasonably required by applicable law promptly after the Company requests such information from Mitsui, and will cause any Mitsui Successor Designee to submit on a timely basis to the Company a completed and executed questionnaire in the form that the Company provides to its outside directors generally. Any Mitsui Successor Designee must (a) be qualified to serve as a member of the Board of Directors under all applicable corporate governance policies or guidelines of the Company and the Board of Directors and applicable legal, regulatory and stock market requirements; (b) meet the independence requirements with respect to the Company of the listing rules of The NASDAQ Stock Market LLC or any successor thereto; and (c) be reasonably acceptable to the members of the Board of Directors in the good faith exercise of their fiduciary duties. If any Mitsui Successor Designee does not meet the requirements of this Section 3(d), then Mitsui may designate another person as the Mitsui Successor Designee until an acceptable designee is found. Upon becoming a member of the Board of Directors, the Mitsui Successor Designee will succeed to all of the rights and privileges, and will be bound by the terms and conditions, of the Mitsui Designee under this Agreement.

(e) Conditions. Mitsui understands that, as a condition to the appointment of the Mitsui Designee, the Company may require the Mitsui Designee to agree in writing, during the term of any service as a director of the Company, to (a) comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee members of the Board of Directors, including, without limitation, the Company’s code of conduct, insider trading policy, Regulation FD policy, related party transactions policy and corporate governance guidelines, in each case as previously approved by the Board of Directors and as amended from time to time; and (b) keep confidential and not publicly disclose discussions and matters considered in meetings of the Board of Directors and its committees or other confidential information of the Company that the Mitsui Designee receives from the Company, unless previously disclosed publicly by the Company, and Mitsui shall cause the Mitsui Designee to comply with any such agreement; provided, that notwithstanding anything herein to the contrary, the Mitsui Designee may, to the extent not prohibited by antitrust, competition or any other applicable law, disclose confidential information (i) to its or Mitsui’s attorneys, accountants, and other professionals (the “Mitsui Agents”) to the extent necessary to obtain their services in connection with monitoring Mitsui’s investment or interest in the Company, provided such persons are subject to professional duties of confidentiality and non-use or agree to be bound by confidentiality and non-use restrictions with respect to the confidential information of the Company at least as restrictive as those applicable to the Mitsui Designee and (ii) to directors and employees of Mitsui (the “Mitsui Employees”) (which, for the avoidance of doubt, shall include directors and employees of Mitsui’s subsidiaries, including Mitsui & Co. (U.S.A.), Inc.) to the extent necessary to monitor Mitsui’s investment or interest in the Company, provided that the Mitsui Designee informs such person that such information is confidential and such person agrees to be bound by confidentiality and non-use restrictions with respect to the confidential information at least as restrictive as those applicable to the Mitsui Designee. Furthermore, Mitsui (x) agrees that it shall be liable for any damage, loss or liability arising from disclosure of Company confidential information by Mitsui Agents and Mitsui Employees and (y) agrees not to use the confidential information in a manner that would negatively impact the Company.

(f) Committees. Subject to applicable laws and stock exchange regulations, for so long as Mitsui meets the Nomination Requirement, the Board of Directors will take Necessary Action to appoint the Mitsui Designee to each standing or special committee of the Board of Directors, except for the Audit Committee.

(g) Initial Director. The initial Mitsui Designee shall be Toshitaka Inuzuka who shall initially be elected as a Class III director with a term expiring at the Company’s Annual Meeting of Stockholders in respect of the fiscal year ending December 31, 2024.

4. Observer Rights.

(a) For so long as Kirin meets the Kirin Nomination Requirement, (x) the Company shall cause each of its Subsidiaries to invite a representative of Kirin to attend all meetings of its board of directors (or applicable governing body) (or any committee meetings of the foregoing), and (y) the Company shall use its commercially reasonable efforts to cause each of its controlled Affiliates (including Tecton) to invite one (1) representative of Kirin to attend all meetings of its board of directors (or applicable governing body) (or any committees of the foregoing) in a nonvoting observer capacity and, in this respect, shall give copies of all notices, minutes, consents, and other materials that it provides to directors (or other members of the applicable governing body) at the same time and in the same manner as provided to such directors (or other members of the applicable governing body); provided, however, that each such representative shall agree in writing to a nondisclosure agreement in a reasonable and customary form approved by the Company (provided any such agreement shall be in substantially the same form and no more restrictive than any similar agreement signed by the other directors or other members of the applicable governing body and otherwise consistent with the conditions set forth in Section 2(e)), which shall provide that such representative will hold in confidence and trust all information so provided; and provided, further, that each Subsidiary and controlled Affiliate may withhold any information and exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting reasonably would, after consultation with the Company’s (or such controlled Affiliate’s) outside legal counsel, adversely affect the attorney-client privilege between the respective Subsidiary or controlled Affiliate and its counsel or result in disclosure of trade secrets or a conflict of interest, as determined in good faith by a majority of the members of such Subsidiary’s board of directors who were not nominated by, and are not affiliated with, Kirin or Mitsui, or a majority of the members the board of directors (or applicable governing body) of such controlled Affiliate who were not nominated by, and are not affiliated with, Kirin or Mitsui, or the Disinterested Directors.

(b) For so long as Mitsui meets the Mitsui Nomination Requirement, (x) the Company shall cause each of its Subsidiaries to invite a representative of Mitsui to attend all meetings of its board of directors (or applicable governing body) (or any committee meetings of the foregoing), and (y) the Company shall use its commercially reasonable efforts to cause each of its controlled Affiliates (including Tecton) to invite one (1) representative of Mitsui to attend all meetings of its board of directors (or applicable governing body) (or any committees of the foregoing) in a nonvoting observer capacity and, in this respect, shall give copies of all notices, minutes, consents, and other materials that it provides to directors (or other members of the applicable governing body) at the same time and in the same manner as provided to such directors (or other members of the applicable governing body and otherwise consistent with the conditions set forth in Section 3(e)); provided, however, that each such representative shall agree in writing to a nondisclosure agreement in a reasonable and customary form approved by the Company (provided any such agreement shall be in substantially the same form and no more restrictive than any similar agreement signed by the other directors or other members of the applicable governing body), which shall provide that such representative will hold in confidence and trust all information so provided; and provided, further, that each Subsidiary and controlled Affiliate may withhold any information and exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting reasonably would, after consultation with the Company’s (or Tecton’s) outside legal counsel, adversely affect the attorney-client privilege between the respective Subsidiary or controlled Affiliate and its counsel or result in disclosure of trade secrets or a conflict of interest, as determined in good faith by a majority of the members of such Subsidiary’s board of directors who were not nominated by, and are not affiliated with, Kirin or Mitsui, or a majority of the members the board of directors (or applicable governing body) of such controlled Affiliate who were not nominated by, and are not affiliated with, Kirin or Mitsui, or the Disinterested Directors.

5. Secondment.

(a) For so long as Kirin meets the Kirin Nomination Requirement, Kirin, or an Affiliate thereof, shall have the right to second one employee to serve as secondee to the Company or any of its Subsidiaries, with the rights and on the terms set forth in a secondment agreement between Kirin, the Company and the applicable secondee in a form to be reasonably agreed by such parties (which shall include reasonable and customary provisions with respect to confidentiality (including limiting the information that such secondee may disclose to Kirin), conflicts of interest and assignment of intellectual property rights no less restrictive than the corresponding provisions of agreements executed by employees of the Company). If for immigration status reasons a designated secondee of Kirin is unable to be employed by the Company or its subsidiaries, such secondee shall remain an employee of Kirin and Kirin, the Company and applicable secondee shall enter into a service agreement whereby such person will provide services to the Company on terms similar to the secondment agreement.

(b) For so long as Mitsui meets the Mitsui Nomination Requirement, Mitsui, or an Affiliate thereof, shall have the right to second one employee to serve as secondee to the Company or any of its Subsidiaries, with the rights and on the terms set forth in a secondment agreement between Mitsui, the Company and the applicable secondee in a form to be reasonably agreed by such parties (which shall include reasonable and customary provisions with respect to confidentiality (including limiting the information that such secondee may disclose to Mitsui), conflicts of interest and assignment of intellectual property rights no less restrictive than the corresponding provisions of agreements executed by employees of the Company). If for immigration status reasons a designated secondee of Mitsui is unable to be employed by the Company or its subsidiaries, such secondee shall remain an employee of Mitsui and Mitsui, the Company and applicable secondee shall enter into a service agreement whereby such person will provide services to the Company on terms similar to the secondment agreement.

6. D&O Insurance; Indemnification.

(a) D&O Insurance. The Company shall include any Kirin Designee, Mitsui Designee or any of their successors, appointed to the Board of Directors in its Directors and Officers liability insurance policy and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors, including the Kirin Designee and the Mitsui Designee, determines that such insurance should be discontinued.

(b) Indemnification. The Company shall provide customary indemnification to the Kirin Designee, Mitsui Designee or any of their successors, appointed to the Board of Directors on terms to be agreed by the parties and no less favorable than indemnification agreements entered into between the Company and each of its non-employee directors.

7. Access to Information.

(a) For so long as Kirin has the right to designate a director for nomination under this Agreement and subject to the confidentiality obligations set forth in Section 8 below, the Company shall, and shall cause its Subsidiaries to, permit Kirin and its respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary to the extent necessary for Kirin to comply with accounting, law, and tax reporting requirements. For so long as Kirin has the right to designate a director for nomination under this Agreement, the Company shall, and shall cause its Subsidiaries to, provide Kirin, with copies of the non-consolidated financial statements and individual tax returns of the Company and its Subsidiaries, and such other information that is required to facilitate Kirin’s reporting of passive income (including capital gains) with respect to its investment in Thorne.

(b) For so long as Mitsui has the right to designate a director for nomination under this Agreement and subject to the confidentiality obligations set forth in Section 8 below, the Company shall, and shall cause its Subsidiaries to, permit Mitsui and its respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary to the extent necessary for Mitsui to comply with accounting, law, and tax reporting requirements. For so long as Mitsui has the right to designate a director for nomination under this Agreement, the Company shall, and shall cause its Subsidiaries to, provide Mitsui, with copies of the non-consolidated financial statements and individual tax returns of the Company and its Subsidiaries, and such other information that is required to facilitate Mitsui’s reporting of passive income (including capital gains) with respect to its investment in Thorne.

8. Confidentiality. Each Stockholder agrees to: (a) hold in confidence and trust, and not disclose, any nonpublic, proprietary or confidential information of the Company and its Subsidiaries (the “Confidential Information”) and (b) use its reasonable best efforts to ensure that any third party to which it provides such Confidential Information pursuant to this Section 8 shall hold such information in confidence and trust and use such Confidential Information solely for the benefit of the Company and its Subsidiaries; provided, that a Stockholder may disclose confidential information (i) to Kirin Agents or Mitsui Agents, as applicable, to the extent necessary to obtain their services in connection with monitoring its investment or interest in the Company, provided such persons are subject to professional duties of confidentiality and non-use or agree to be bound by confidentiality and non-use restrictions with respect to the Confidential Information at least as restrictive as those set forth in this Section 8, (ii) to any Kirin Employees or Mitsui Employees, as applicable, to the extent necessary to monitor their investment or interest in the Company, provided that such Stockholder informs such Person that such information is confidential and such Person agrees to be bound by confidentiality and non-use restrictions with respect to the confidential information at least as restrictive as those set forth in this Section 8, or (iii) to the extent required by law or regulation (including relevant securities laws and stock exchange listing standards, rules or requirements); provided, that in connection with any disclosure required by law, the Stockholder required to make such disclosure shall to the extent legally permissible provide prior written notice of such required disclosure to the Company and shall take all reasonable and lawful actions to avoid and/or minimize the extent of such disclosure as may be reasonably requested by the Company. Furthermore, each Stockholder (x) agrees that it shall be liable for any damage, loss or liability arising from disclosure of Company confidential information by such Stockholder to its respective agents and employees and (y) agrees not to use the confidential information in a manner that would negatively impact the Company. Each Stockholder’s obligations under this Agreement shall be several and not joint.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

(b) Certain Adjustments. Subject to Section 9(m) below, the provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the term “Common Stock” shall include all such other securities. In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination or otherwise, the provisions of this Agreement shall be appropriately adjusted.

(c) Enforcement. The parties expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

(d) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

(e) Entire Agreement. This Agreement and the Bylaws constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

(f) All notices required or permitted under this Agreement must be in writing and sent to the address or email identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by email followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:

If to Kirin:	Kirin Holdings Company, Limited Nakano Central Park South 10-2, Nakano 4-chome, Nakano-ku Tokyo 164-0001, Japan Attention Toru Ishikura Email: Toru_Ishikura@kirin.co.jp

If to Mitsui:

Mitsui & Co. , Ltd.

2-1, Otemachi 1-chome, Chiyoda-ku

Tokyo 100-8631, Japan

Attention: Satoshi Yoshida,

General Manager, Wellness Dept.

NutriScience Div. Nutrition & Agriculture Business Unit

Email: Sato.Yoshida@mitsui.com

If to the Company:	Thorne HealthTech, Inc. 152 West 57th Street New York, New York 10019 Attention: Paul Jacobson Email: pjacobson@thorne.com

with a copy (which copy shall not constitute notice) to:	Wilson Sonsini Goodrich and Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94063 Attention: Philip Oettinger Email: poettinger@wsgr.com

(g) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either Kirin or Mitsui hereto upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of Kirin or Mitsui nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either Kirin or Mitsui of any breach or default of the Company under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, in each case, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(h) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means), each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(i) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Amendments and Waivers. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived or modified, with and only with an agreement or consent in writing signed by the Company, Kirin and Mitsui. Notwithstanding the above, Sections 2, 4(a) and 5(a) may only be amended with and only with an agreement or consent in writing signed by the Company and Kirin; and Sections 3, 4(b) and 5(b) may only be amended with and only with an agreement or consent in writing signed by the Company and Mitsui.

(k) Jurisdiction. The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of Delaware or in any Delaware state court and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

(l) Further Assurances. The parties agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement. The parties also agree, without further consideration, to execute such further instruments and to take such further actions as may be necessary or desirable to carry out the purposes and intent of this Agreement.

(m) Termination. This Agreement, other than with respect to the obligations set forth in Sections 2(b), 2(e), 3(b), 3(e), 8 and 9 of this Agreement, shall automatically terminate upon the later of (i)

when Kirin no longer meets the Kirin Nomination Requirement, or (ii) Mitsui no longer meets the Mitsui Nomination Requirement. This Agreement may be terminated with respect to Kirin’s rights by written agreement between the Company and Kirin. This Agreement may be terminated with respect to Mitsui’s rights by written agreement between the Company and Mitsui.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Nominating, Observer and Secondment Agreement as of the date first above written.

THORNE HEALTHTECH, INC.

By:	/s/ Paul Jacobson
Name:	Paul Jacobson
Title:	CEO

KIRIN HOLDING COMPANY, LIMITED

By:	/s/ Toru Yoshimura
Name:	Toru Yoshimura
Title:	Senior Executive Officer

MITSUI & CO., LTD.

By:	/s/ Toshitaka Inuzuka
Name:	Toshitaka Inuzuka
Title:	General Manager, NutriScience Division